AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                       SEPTEMBER  10, 1997

                              REGISTRATION NO.  333-
- ------------------------------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                        ----------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                        ----------------
                GULFSTREAM AEROSPACE CORPORATION
     (Exact name of registrant as specified in its charter)

     Delaware                                    13-3554834
  (State or other                             (I.R.S. Employer
  jurisdiction of                              Identification
 incorporation or                                  Number)
   organization)
                         P.O. Box  2206
                       500 Gulfstream Road
                        Savannah, Georgia
                           31402-2206
                           (Address of
                     registrant's principal
                            executive
                            offices)

              CERTAIN SHARES TO BE ISSUED UNDER THE
                GULFSTREAM AEROSPACE CORPORATION
           AMENDED AND RESTATED 1990 STOCK OPTION PLAN
                     (Full title of the plan)

                       Ira P. Berman, Esq.
            Senior Vice President and General Counsel
                       500 Gulfstream Road
                          P.O. Box 2206
                     Savannah, Georgia 31402
                         (912) 965-3000
   (Name, address, and telephone number of agent for service)

                 CALCULATION OF REGISTRATION FEE


                            Proposed       Proposed
   Title of                  Maximum        Maximum
  Securities   Amount to    Offering       Aggregate         Amount of
    to be          be       Price Per      Offering        Registration
  Registered   Registered     Share          Price              Fee
- -------------  ----------   ---------   --------------     ------------
Common Stock,   318,544     $4.10 (1)  $1,306,030.40(1)    $395.77  (1)
$.01 par value   shares
per share

(1) Pursuant to Rule 457 (h), the maximum offering price and registration are based on the maximum price at which employee stock options covering the registered shares may be exercised.

                        EXPLANATORY NOTE
     This Registration Statement relates to the Amended and Restated 1990 Stock Option Plan (the "Stock Option Plan") of Gulfstream Aerospace Corporation (the "Company"). The Stock Option Plan provides for the granting of options to purchase shares of common stock of the Company, par value $.01 per share (the "Common Stock"), to any employee or director of, or consultant or advisor to, the Company or its subsidiaries. Messrs. Fred A. Breidenbach, John A. Morrison and Donald B. Cooper (collectively the "Employees") currently hold stock options to purchase 514,814, 56,834 and 7,526 shares of Common Stock, respectively, pursuant to the Stock Option Plan. In connection with their termination of employment, the Employees must exercise or forfeit their options, and in connection with any such exercises, the Employees will become subject to federal, state and local income taxes (the "Taxes"). The purpose of this Registration Statement is to enable the Employees to sell immediately up to a specified number of shares of Common Stock having a fair market value approximately equal to the amount of the Taxes. Accordingly, this Registration Statement relates to the registration of 283,147, 31,258 and 4,139 shares, respectively, of Common Stock which are issuable upon the exercise of options by Messrs. Breidenbach, Morrison and Cooper.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents, which have been filed by the Company with the Securities and Exchange Commission (the
"Commission"), are incorporated by reference in this Registration
Statement.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K"); and

          (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997; and

          (c) The description of the Common Stock of the Company, which is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), contained in the Registration Statement on Form S-1 filed with the Commission on October 9, 1996 (No. 333-09897).

          All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 6.  Indemnification of Directors and Officers

     The Restated Certificate of Incorporation and the By-Laws of the Company provide for indemnification, to the fullest extent permitted by the DGCL, of any person who is or was involved in any manner in any pending, threatened or completed investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of the Company or, at the request of the Company, is or was serving as a director or officer of another entity, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the investigation, claim or other proceeding. The By-Laws also provide that the Company shall advance expenses to a director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Company.

     Article SIXTH of the Restated Certificate of Incorporation provides that directors of the Company shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The Company and Gulfstream Delaware Corporation have entered into agreements to provide indemnification for the Company's directors and certain officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and the By-Laws. These agreements, among other things, will indemnify the Company's directors and certain officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees) and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or another entity for which such person was serving as an officer or director at the request of the Company.

     Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 8.  Exhibits

Exhibit No.         Description of Exhibit

4.1  --   Form of Restated Certificate of Incorporation.
          (Filed as Exhibit 3.1 to the Company's
          Registration Statement on Form S-1 (File No. 333-
          09897) and incorporated herein by reference)

4.2  --   Form of Restated By-Laws.  (Filed as Exhibit 3.2
          to the Company's Registration Statement on Form S-
          1 (File No. 333-09897) and incorporated herein by reference)

4.3  --   Specimen Form of Common Stock Certificate.
          (Filed as Exhibit 4.1 to the Company's
          Registration Statement on Form S-1 (File No. 333-
          09897) and incorporated herein by reference)

4.4  --   Gulfstream Aerospace Corporation Stock Option
          Plan.  (Filed as Exhibit 10.7 to the Company's
          Registration Statement on Form S-1 (File No. 333-
          09897) and incorporated herein by reference)

4.5  --   Amended and Restated Gulfstream Aerospace
          Corporation 1990 Stock Option Plan, as further amended through July 30, 1997. (Filed as Exhibit
          10.27 to the Company's Quarterly Report on Form
          10-Q for the quarterly period ended June 30, 1997 and incorporated herein by reference)

4.6  --   Form of Employee Stock Option Agreement.  (Filed
          as Exhibit 10.9 to the Company's Annual Report on
          Form 10-K for the Fiscal Year ended December 31,
          1996 and incorporated herein by reference)

4.7  --   Form of Stockholders' Agreement.  (Filed as
          Exhibit 10.10 to the Company's Annual Report on
          Form 10-K for the Fiscal Year ended December 31,
          1996 and incorporated herein by reference)

5.1  --   Opinion of Ira P. Berman, Esq. (as to the
          legality of the shares of Common Stock covered by the Registration Statement)

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Ira P. Berman, Esq. (included in
          Exhibit 5.1)

24.1 -- Powers of Attorney (included on the signature pages)


Item 9.  Undertakings

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Savannah, Georgia, on September 10, 1997.


                              GULFSTREAM AEROSPACE CORPORATION


                              By:    /s/ Chris A. Davis
                                     -------------------------
                                     Chris A. Davis
                                     Executive Vice President and
                                     Chief Financial Officer


                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris A. Davis and Ira P. Berman, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                  Title              Date

      /s/ Theodore J. Forstmann    Chairman of the       Sept. 10, 1997
   ------------------------------     Board and
   Theodore J. Forstmann               Director

      /s/ James T. Johnson          President and        Sept. 2, 1997
   ------------------------------  Chief Operating
   James T. Johnson                 Officer and
                                       Director

      /s/ Bryan T. Moss            Vice Chairman of      Sept. 10, 1997
   ------------------------------   the Board and
   Bryan T. Moss                       Director

      /s/ Chris A. Davis            Executive Vice       Sept. 10, 1997
   ------------------------------    President,
   Chris A. Davis                  Chief Financial
                                     Officer and
                                      Secretary
                                      (Principal
                                      Financial
                                     Officer and
                                      Principal
                                      Accounting
                                     Officer) and
                                       Director

      /s/ W. W. Boisture, Jr.       Executive Vice      Sept. 10, 1997
   ------------------------------   President and
   W.W. Boisture, Jr.                  Director




      /s/ William R. Acquavella        Director         Sept. 2, 1997
   ------------------------------
   William R. Acquavella

      /s/ Robert Anderson              Director         Sept. 2, 1997
   ------------------------------
   Robert Anderson

      /s/ Charlotte L. Beers           Director         Sept. 10, 1997
   ------------------------------
   Charlotte L. Beers

      /s/ Thomas D. Bell, Jr.          Director         Sept. 2, 1997
   ------------------------------
   Thomas D. Bell, Jr.

      /s/ Lynn Forester                Director         Sept. 10, 1997
   ------------------------------
   Lynn Forester

      /s/ Nicholas C. Forstmann        Director         Sept. 10, 1997
   ------------------------------
   Nicholas C. Forstmann

      /s/ Sandra J. Horbach            Director         Sept. 10, 1997
   ------------------------------
   Sandra J. Horbach

      /s/ Drew Lewis                   Director         Sept. 4, 1997
   ------------------------------
   Drew Lewis

      /s/ Mark H. McCormack            Director         Sept. 3, 1997
   ------------------------------
   Mark H. McCormack

      /s/ Michael S. Ovitz             Director         Sept. 5, 1997
   ------------------------------
   Michael S. Ovitz

      /s/ Allen E. Paulson             Director         Sept. 1, 1997
   ------------------------------
   Allen E. Paulson

      /s/ Roger S. Penske              Director         Sept. 10, 1997
   ------------------------------
   Roger S. Penske

      /s/ Colin L. Powell              Director         Sept. 2, 1997
   ------------------------------
   Colin L. Powell

      /s/ Gerard Roche                 Director         Sept. 4, 1997
   ------------------------------
   Gerard Roche

      /s/ Donald H. Rumsfeld           Director         Sept. 2, 1997
   ------------------------------
   Donald H. Rumsfeld

      /s/ George P. Shultz             Director         Sept. 2, 1997
   ------------------------------
   George P. Shultz

      /S/ Robert S. Strauss            Director         Sept. 10, 1997
   ------------------------------
   Robert S. Strauss




                          INDEX TO EXHIBITS

Exhibit                                                       Page
  No.                  Description of Exhibit                  No.



4.1  --   Form of Restated Certificate of Incorporation.
          (Filed as Exhibit 3.1 to the Company's
          Registration Statement on Form S-1 (File No. 333-
          09897) and incorporated herein by reference)

4.2  --   Form of Restated By-Laws.  (Filed as Exhibit 3.2
          to the Company's Registration Statement on Form S-
          1 (File No. 333-09897) and incorporated herein by reference)

4.3  --   Specimen Form of Common Stock Certificate.
          (Filed as Exhibit 4.1 to the Company's
          Registration Statement on Form S-1 (File No. 333-
          09897) and incorporated herein by reference)

4.4  --   Gulfstream Aerospace Corporation Stock Option
          Plan.  (Filed as Exhibit 10.7 to the Company's
          Registration Statement on Form S-1 (File No. 333-
          09897) and incorporated herein by reference)

4.5  --   Amended and Restated Gulfstream Aerospace
          Corporation 1990 Stock Option Plan, as further amended through July 30, 1997. (Filed as Exhibit
          10.27 to the Company's Quarterly Report on Form
          10-Q for the quarterly period ended June 30, 1997 and incorporated herein by reference)

4.6  --   Form of Employee Stock Option Agreement.  (Filed
          as Exhibit 10.9 to the Company's Annual Report on
          Form 10-K for the Fiscal Year ended December 31,
          1996 and incorporated herein by reference)

4.7  --   Form of Stockholders' Agreement.  (Filed as
          Exhibit 10.10 to the Company's Annual Report on
          Form 10-K for the Fiscal Year ended December 31,
          1996 and incorporated herein by reference)

5.1  --   Opinion of Ira P. Berman, Esq. (as to the
          legality of the shares of Common Stock covered by the Registration Statement)

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Ira P. Berman, Esq. (included in
          Exhibit 5.1)

24.1 -- Powers of Attorney (included on the signature pages)